Exhibit 99.1

Contact:

Grant Fitzwilliam, CFO - (305) 375-8005 or gfitzwilliam@answerthink.com

Answerthink Announces Third Quarter Results

•	Quarterly growth driven by Business Intelligence and Hackett revenue growth of 33% and 16%, respectively.

•	Proforma EPS in line with previously provided guidance with operating profit margin improving to 8%.

Miami, FL – November 1, 2005 – Answerthink, Inc. (Nasdaq: ANSR) announced today its financial results for the third quarter of 2005, which ended September 30, 2005.

Third quarter revenue was $40.0 million, an 8% increase from the third quarter of 2004. Diluted earnings per share were $0.05, compared to $0.02 in the third quarter of 2004. Pro forma diluted earnings per share were $0.05, compared to $0.03 in the third quarter of 2004. Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

For the first nine months of 2005, revenues were $118.6 million, an 8% increase from the first nine months of 2004. Diluted earnings per share were $0.04, compared to $0.01 for the same period in the previous year. The 2005 and 2004 results include restructuring costs of $0.02 and $0.08 per diluted share, respectively, related to an increase in previously established restructuring reserves for the consolidation of facilities. Pro forma diluted earnings per share were $0.08, compared to $0.09 in the same period of the previous year.

The Company’s cash balances, including restricted cash and marketable investments, were $41.1 million at the end of the third quarter of 2005. During the quarter, the Company did not repurchase any shares of the Company’s common stock. As of the end of the third quarter of 2005, $7.9 million remained available under the Company’s share repurchase program authorization.

“Our focus to define and extend the business model around our unique business process and best practice intellectual capital continues to favorably impact all of our offerings,” said Answerthink Chairman and CEO Ted A. Fernandez. “If a client is interested in establishing baseline performance, they can turn to our benchmarks. If they desire assistance in developing a strategic performance improvement roadmap, our advisory programs can help. Finally, if they seek direct assistance with business transformation or technology implementation activities, we can support that as well. In every case, we can offer companies unique data-driven guidance that has proven its ability to help reduce cost, enhance strategic alignment, and improve both efficiency and effectiveness.”

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Based on the current economic outlook, the Company estimates total revenues for the fourth quarter of 2005 to be in the range of $38.0 million to $41.0 million. The Company also estimates diluted earnings per share to be in the range of $0.03 to $0.06 and pro forma diluted earnings per share to be in the range of $0.04 to $0.06.

Other Highlights

EquaTerra Partnership – In October Hackett and EquaTerra, a multi-national outsourcing and insourcing advisory firm, announced an exclusive alliance designed to demonstrate how companies can improve the efficiency and effectiveness of their administrative functions through a blend of service delivery alternatives such as shared services, offshoring, and outsourcing. The companies unveiled jointly-managed Business Process Sourcing Executive Advisory Programs for Human Resources and Finance executives offering a tailored mix of benchmarking services, on-demand advisor access, empirical research, and peer learning opportunities.

NASACT Contract – The National Association of State Auditors, Comptrollers and Treasurers (NASACT) announced it will offer specialized finance and human resources/payroll benchmarking services to state governments under a contract signed with The Hackett Group. The program offers state governments a way to analyze and target improvements in the efficiency and effectiveness of their finance and HR/payroll operations, compare their performance with that of their public- and private-sector peers, and compare the performance of individual agencies with others in their state.

Complexity Book of Numbers Analysis – The Hackett Group released its Complexity Book of Numbers© covering four major functional areas: IT, Finance, HR, and Procurement. A sample of key findings follows. Hackett found that reducing IT complexity can drive significant savings in finance and HR costs. The combination of moving to a single ERP system for finance and at the same time implementing consistent data and technology standards can also enable companies to cut the cost of finance operations by 23 percent. The study also highlighted that companies can generate more than $50 million in savings per billion of procurement spending and also significantly cut the cost of the procurement function by reducing the number of suppliers they work with and focusing more spending with key suppliers.

Representative Client Engagements

Process Improvement Strategy for a Global ERP Solution for a Integrated Metals and Mining Company – This global industry leader selected us to assist in identifying process improvement opportunities across its SG&A functions. Significant industry change and consolidation have increased the need for more efficient and effective back office operations. To enable the transformation of these processes, the company is evaluating the deployment of a Global ERP-based solution. As part of this initiative, we will perform an enterprise benchmark study to assist the client in developing an improvement plan and business case to justify the investment in the ERP solution. The ultimate goal of this program is to implement best practices in an effort to do more with fewer resources.

Multi-Year SG&A Benchmark for International Automaker – This company has signed a commitment to perform two SG&A benchmarks over the next three years. The relationship builds upon a highly successful Hackett benchmark performed by an affiliate earlier this year, and will be used to focus and guide internal initiatives geared towards optimizing overhead functions. Accenture will participate in the effort by executing senior executive interviews, supporting the company’s Project Management Office, and facilitating in-depth best practices workshops.

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Hyperion Implementation for U.S. University & Hospital – We will support this university, a medical school, and hospital with a Hyperion budgeting and planning implementation. The project will replace the current spreadsheet-based approach with a centralized system that improves controls and address compliance issues. The system will also support physicians’ practices affiliated with the university.

World-Class Program for a Diversified Chemical Company – This client contracted for a world-class program focusing on global general and administrative activities. As part of an ambitious SG&A cost-cutting initiative, the company will execute a G&A benchmark and join our Finance, Procurement, and IT Executive Advisory Programs under a two-year membership.

Multi-Year IT Benchmark and World-Class Program for a Travel & Hospitality Conglomerate – This client will perform two global IT benchmarks over the next three years. They also became a member of all four of our Executive Advisory Programs. The company intends to use benchmark findings and program insights as it considers business process sourcing options in the context of its current large IT outsourcing relationship.

SG&A and Supply Chain Benchmark & Finance Transformation for Global Chemical Manufacturer – This client selected us and PRTM for a global SG&A and supply chain benchmark. In an effort to reduce cost and optimize its finance function, the company is working with us to redesign finance processes for order-to-cash, plan-to-produce, requisition-to-pay, record-to-report, and management reporting. We will also assist with future state design and scope of activities expansion plans for the company’s existing North American finance shared services center.

Multi-Year World-Class HR Program for International Transportation Equipment Manufacturer – This company has signed a three-year contract for two HR benchmarks, membership in our HR Executive Advisory program, and best practices workshops. The company has decided to use this initiative as an integrated part of its ongoing measurement and target-setting approach to reduce cost and drive towards increased use of shared services for HR.

At 5:00 P.M. ET today, the senior management of Answerthink, Inc. will host a conference call to discuss third quarter earnings results for the period ending September 30, 2005.

The number for the conference call is (888) 913-9965, [Passcode: Third Quarter, Leader: Ted A. Fernandez]. For International callers, please dial (517) 308-9001.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, November 1, 2005 and will run through 5:00 P.M. ET on Tuesday, November 15, 2005. To access the rebroadcast, please dial (800) 388-9075. For International callers, please dial (203) 369-3665.

In addition, Answerthink will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.answerthink.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, November 1, 2005 and will run through 5:00 P.M. ET on Tuesday, November 15, 2005. To access the call, visit http://www.answerthink.com or http://www.streetevents.com.

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About Answerthink, Inc.

Answerthink, Inc. (www.answerthink.com) is a leading business and technology consulting firm that enables companies to achieve world-class business performance. By leveraging the comprehensive database of The Hackett Group, Answerthink’s business and technology solutions help clients significantly improve performance and maximize returns on technology investments. Answerthink’s capabilities include benchmarking, business transformation, business applications, business intelligence, and offshore application development and support. Founded in 1997, Answerthink has offices throughout the United States and in Europe and India.

About The Hackett Group

The Hackett Group (www.thehackettgroup.com), a business process advisory firm and an Answerthink company, is a world leader in best practice research, benchmarking and advisory services that empower executives to achieve world-class enterprise performance. Only The Hackett Group empirically defines world-class performance in sales, general and administrative (SG&A) and supply chain activities with analysis gained through 3,300 benchmark studies over 13 years at nearly 2,000 of the world’s leading companies.

The foundation of Hackett’s benchmarks, transformation services, and membership-based advisory programs is our proprietary database of Hackett-CertifiedSM Practices, approaches which are proven to correlate with superior performance metrics. This unparalleled knowledge repository enables Hackett business advisors to provide data, advice, and strategic insight with a level of integrity and authority available nowhere else. As of this writing, Hackett clients comprise 96 percent of the Dow Jones Industrials, 77 percent of the Fortune 100 and 92 percent of the Dow Jones Global Titans Index.

# # #

Hackett-Certified, Book of Numbers, and Hackett World-Class Passport are service marks of The Hackett Group, Inc.

This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, our ability to effectively integrate acquisitions into our operations, our ability to attract additional business, our ability to effectively market and sell our recently launched product offerings and other new services, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the information technology industry, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable, risks of competition, price and margin trends, changes in general economic conditions and interest rates as well as other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Answerthink, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Nine months Ended
	September 30, 2005	October 1, 2004	September 30, 2005	October 1, 2004
Revenues:
Revenues before reimbursements	$36,171	$33,329	$106,789	$98,893
Reimbursements	3,834	3,802	11,788	10,976

Total revenues	40,005	37,131	118,577	109,869

Costs and expenses:
Project personnel and expenses:
Project personnel and expenses before reimbursable expenses	19,700	19,845	60,239	57,376
Reimbursable expenses	3,834	3,802	11,788	10,976

Total project personnel and expenses	23,534	23,647	72,027	68,352

Selling, general and administrative expenses	13,619	12,081	42,038	36,122
Restructuring costs	—	—	1,134	3,749
Stock compensation expense	905	597	2,190	1,891

Total costs and operating expenses	38,058	36,325	117,389	110,114

Income (loss) from operations	1,947	806	1,188	(245)
Other income (expense):
Interest income	346	184	930	570
Interest expense	(12)	(40)	(52)	(40)

Income before income taxes and income from discontinued operations	2,281	950	2,066	285
Income taxes	174	126	155	73

Income from continuing operations	2,107	824	1,911	212
Income from discontinued operations	—	—	—	370

Net income	$2,107	$824	$1,911	$582

Basic net income per common share:
Income from continuing operations	$0.05	$0.02	$0.04	$—
Income from discontinued operations	$—	$—	$—	$0.01
Net income per common share	$0.05	$0.02	$0.04	$0.01
Weighted average common shares outstanding	43,912	43,900	43,379	44,427

Diluted net income per common share:
Income from continuing operations	$0.05	$0.02	$0.04	$—
Income from discontinued operations	$—	$—	$—	$0.01
Net income per common share	$0.05	$0.02	$0.04	$0.01
Weighted average common and common equivalent shares outstanding	46,750	47,960	47,143	48,824

Pro forma data: (1)
Income before income taxes and income from discontinued operations	$2,281	$950	$2,066	$285
Restructuring costs	—	—	1,134	3,749
Stock compensation expense	905	597	2,190	1,891
Amortization of intangible assets	375	581	1,239	1,371

Pro forma income before income taxes	3,561	2,128	6,629	7,296
Pro forma income taxes	1,424	851	2,651	2,918

Pro forma net income	$2,137	$1,277	$3,978	$4,378

Pro forma basic net income per common share	$0.05	$0.03	$0.09	$0.10
Weighted average common shares outstanding	43,912	43,900	43,379	44,427

Pro forma diluted net income per common share	$0.05	$0.03	$0.08	$0.09
Weighted average common and common equivalent shares outstanding	46,750	47,960	47,143	48,824

(1)	The Company provides pro forma earnings results (which exclude amortization of intangible assets, non-cash compensation and restructuring charges, and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles. These non-GAAP results are provided to enhance the users’s overall understanding of the Company’s current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

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Answerthink, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2005	December 31, 2004
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$30,595	$38,890
Marketable investments	4,966	—
Accounts receivable and unbilled revenue, net	39,155	28,883
Prepaid expenses and other current assets	2,108	3,459

Total current assets	76,824	71,232

Marketable investments	4,911	9,902
Restricted cash	600	3,000
Property and equipment, net	6,376	7,568
Other assets	2,285	3,245
Goodwill, net	35,683	33,786

Total assets	$126,679	$128,733

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,280	$3,462
Accrued expenses and other liabilities	19,775	17,910

Total current liabilities	24,055	21,372
Accrued expenses and other liabilities, non-current	2,851	7,507

	26,906	28,879

Shareholders’ equity	99,773	99,854

Total liabilities and shareholders’ equity	$126,679	$128,733

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Answerthink, Inc.

Supplemental Financial Data

(unaudited)

	2005		2004
	Q3	Q2	Q3
Revenue Breakdown by Group:
(in thousands)

The Hackett Group
Benchmarking and Membership Advisory Programs	$7,168	$7,314	$5,774
Transformation Advisory	9,161	10,449	8,361

Total The Hackett Group	16,329	17,763	14,135

Best Practice Solutions
Business Applications	13,555	14,398	15,362
Business Intelligence	10,121	9,539	7,634

Total Best Practice Solutions	23,676	23,937	22,996

Total revenues	$40,005	$41,700	$37,131

Revenue Concentration:
(% of total revenues)

Top customer	6%	5%	6%
Top 5 customers	20%	19%	18%
Top 10 customers	33%	30%	29%

Key Metrics and Other Financial Data:

Consultant utilization rate	67%	70%	67%
Gross billing rate per hour	$194	$192	$174
Net billing rate per hour	$175	$173	$156
Consultant headcount	601	596	600
Total headcount	780	782	768
Days sales outstanding (DSO)	86	75	79
Cash used in operating activities (in thousands)	$(1,363)	$(1,525)	$(1,225)
Depreciation and amortization (in thousands)	$1,138	$1,190	$1,324

Share Repurchase Program:

Shares purchased since inception (in thousands)	6,534	6,534	4,959
Cost of shares repurchased since inception (in thousands)	$22,119	$22,119	$15,857
Average per share cost of shares purchased since inception	$3.39	$3.39	$3.20
Remaining authorization (in thousands)	$7,881	$7,881	$4,143